UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  February 5, 2016

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant's Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On February 9, 2016, CytRx Corporation ("we," "our," "us," "CytRx," or the "company") reported that it had entered into a loan and security agreement with Hercules Technology Growth Capital, Inc., as administrative agent and lender, and Hercules Technology III., L.P., as lender, and that certain payments would be made to the financial advisors Armentum Partners and Reedland Capital Partners. This amended report modifies the statement, "In connection with the loan and security agreement, we will pay to each of Armentum Partners and Reedland Capital Partners, which acted as our financial advisors in connection with the loan and security agreement, fees equal to 2% of the aggregate principal amount of the term loans funded under the loan and security agreement."
The prior statement is incorrect. There will be only one fee payment, totaling 2% of the aggregate principal amount of the term loans funded, which the entities will divide accordingly.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

February 11, 2016	By:	/s/ JOHN Y. CALOZ
Name: John Y. Caloz
Title: Chief Financial Officer